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                                                                 EXHIBIT 10.103


                          CASUALTY QUOTA SHARE SLIP



REINSURED:  United Capitol Insurance Company

REINSURER:  Alpine Insurance Company

BUSINESS COVERED: All policies, contracts and binders of insurance produced and serviced by Transre Insurance Services and Exstar E&S Insurance Services (Subject Policies).

RETENTION AND LIMIT: 30% quota share percentage of the liability of Company, from Subject Policies, net of any inuring reinsurance ceded to insurers not affiliated with the Company. Continuous from 12:01 a.m., New York local time, April 1, 1997, for Subject Policies in force or incepting on or after that date, until terminated.

TERRITORY: The United States, its territories and possessions and Canada, including loss from incidental exposures outside these territories, but the liability of Reinsurer hereunder shall be the same as that provided in the territorial limits of Company's Subject Policies.

EXCLUSIONS: Subject to the exclusions contained in Company's Subject Policies and any endorsements or amendments thereto. Company may submit to Reinsurer, for special acceptance hereunder, business not covered.

PREMIUM: 30% quota share of the Subject Gross Written Premium. "Subject Gross Written Premium" shall mean the Company's gross premium written derived from Subject Policies, less cancellation and return premiums, and less premium ceded for inuring reinsurance, to insurers not affiliated with the Company.

CEDING COMMISSION: 30% of the Subject Gross Written Premium assumed by Reinsurer hereunder plus, any taxes, boards, assessments, bureau fees and other charges.

REPORTS AND REMITTANCES: Reports within 30 days after the last day of each calendar quarter summarizing premiums ceded, return premiums, ceding commission, losses and loss adjustment expenses paid and salvage recovered with respect to Subject Policies. Remittances on a funds withheld basis.

GENERAL CONDITIONS:    NET RETAINED LIABILITY
                       LOSS, LOSS ADJUSTMENT EXPENSES AND SALVAGE
                       EXTRA CONTRACTUAL OBLIGATIONS
                       JUDGMENTS IN EXCESS OF POLICY LIMITS
                       CURRENCY
                       TAXES
                       ORIGINAL CONDITIONS
                       ERRORS OR OMISSIONS
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                INSPECTION
                INSOLVENCY
                ARBITRATION
                OCCURRENCE AND CLAIMS MADE
                UNAUTHORIZED REINSURANCE
                SERVICE OF SUIT
                OFFSET
                COMMENCEMENT AND TERMINATION
                CHOICE OF LAW
                ENTIRE AGREEMENT


IN ACCEPTANCE HEREOF, by the duly authorized representatives of the parties, as of the effective date.

UNITED CAPITOL INSURANCE COMPANY      ALPINE INSURANCE COMPANY


By:  Harry W. Rhulen                  By:   Steven C. Shinn
    ---------------------------          ---------------------------
    Harry W. Rhulen                         Steven C. Shinn

Its:  CEO                             Its:  President
    ---------------------------          ----------------------------

Date: 3/27/97                        Date:  3/27/97
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